UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date earliest event reported):  October 20, 2021

(Exact name of issuer as specified in its charter)
SLM STUDENT LOAN TRUST 2006-7

DELAWARE	333-132315/ 333-132315-07	57-1176559
(State or other jurisdiction of formation)	(Commission File Numbers)	(I.R.S. employer Identification No.)
c/o Deutsche Bank Trust Company Americas
60 Wall Street, 60th Floor
Mail Stop NYC60-2606
New York, New York 10005
(Address of registrant’s principal executive offices)

Registrant’s telephone number including area code:  (703) 984-6890

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below);

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                  Emerging Growth Company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not Applicable	Not Applicable	Not Applicable

ITEM	8.01 Other Events

For the auction for the SLM Student Loan Trust 2006-7 Class A-6C Notes occurring on October 22, 2021, an affiliate of Navient Funding, LLC intends to submit buy bids for all outstanding Notes that it does not currently hold of each of the Class A-6B Notes and the Class A-6C Notes at a rate equal to one-month LIBOR + 1.25% per annum.  Navient Funding, LLC’s affiliate plans to submit a Hold Order for the Class A-6B Notes and the Class A-6C Notes that it currently holds. For more information review the Event Notice attached hereto as Exhibit 99.1.

ITEM	9.01 Financial Statements and Exhibits

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Exhibits

99.1 Event Notice

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Trust has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVIENT SOLUTIONS, LLC, as Administrator for SLM STUDENT LOAN TRUST 2006-7

Dated: October 20, 2021	By:	/s/ CHARLES S. BOOHER
	Name:	Charles S. Booher
	Title:	Vice President

SLM STUDENT LOAN TRUST 2006-7

Form 8-K

CURRENT REPORT

INDEX TO EXHIBITS

Exhibit
Number	Description

99.1	Event Notice